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                                                                    EXHIBIT 23.2

                        CONSENT OF CHARTERED ACCOUNTANTS


     We consent to the incorporation by reference into the Amendment No. 1 to Form S-3 Registration Statement and related Prospectus of ACT Networks, Inc. for the registration of 3,450,000 shares of Common Stock, of our report dated November 2, 1995 to the shareholders of Presticom Inc., which was filed with the Securities and Exchange Commission as an exhibit to the Form 8-K/A filed by ACT Networks, Inc. for the reportable event dated November 30, 1994.


                                          DEMERS BEAULNE & PARTNERS
                                          General Partnership of Chartered
                                          Accountants

Montreal, Quebec, CANADA

May 23, 1996